UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2014

NORTHERN POWER SYSTEMS CORP.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-36317	26-3011376
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

29 Pitman Road

Barre, Vermont 05641

(Address of principal executive offices)

(802) 461-2955

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Escrow Agreement

The information set forth under Item 2.01 below concerning the entry into the Escrow Agreement (the “Escrow Agreement”) made and entered into as of April 16, 2014, by and among Northern Power Systems Corp., a corporation incorporated pursuant to the laws of the Province of British Columbia, Canada (formerly named Mira III Acquisition Corp., “NPS Corp” or the “Company”), Equity Financial Trust Company (the “Escrow Agent”) as escrow agent, and certain security holders of NPS Corp, is incorporated by reference in response to this item.

Investors’ Rights Agreement

On April 16, 2014, in connection with the transactions described under Item 2.01 below, the Company assumed the obligations of Wind Power Holdings, Inc. under the Fifth Amended and Restated Investors’ Rights Agreement (the “Investors’ Rights Agreement”) made and entered into as of April 14, 2014 by and between Wind Power Holdings, Inc. and certain security holders of Wind Power Holdings, Inc. (the “Rights Holders”). Under the Investors’ Rights Agreement, the Rights Holders or their permitted transferees are entitled to rights with respect to the registration under the Securities Act of 1933, as amended (the “1933 Act”) of certain common shares of NPS Corp held by them. These rights include demand registration rights, short-form registration rights and piggyback registration rights. All fees, costs and expenses of underwritten registrations will be borne by the Company and all selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered. The rights under the Investors’ Rights Agreement shall only become effective upon the listing of the Company’s shares on a U.S. national securities exchange. Rights Holders which hold at least 50% of the shares covered by the agreement have the right to require the Company to list the common shares on a U.S. national securities exchange at any time after December 31, 2015.

Demand Registration Rights.

Under the terms of the Investors’ Rights Agreement, NPS Corp will be required, upon the written request of any of the Rights Holders to sell registrable securities at an aggregate price of at least US$15,000,000, to use its best efforts to file a registration statement and use reasonable, diligent efforts to effect the registration of all or a portion of these shares for public resale. NPS Corp is required to effect only three registrations pursuant to this provision of the Investors’ Rights Agreement.

Short Form Registration Rights.

If NPS Corp is eligible to file a registration statement on Form S-3 under the 1933 Act, upon the written request of any of the Rights Holder to sell registrable securities at an aggregate price of at least US$5,000,000, NPS Corp will be required to use its best efforts to effect a registration of such shares. NPS Corp is required to effect only two registrations in any twelve month period pursuant to this provision of the Investors’ Rights Agreement.

Piggyback Registration Rights.

If the Company registers any of its securities either for its own account or for the account of other security holders, the Rights Holders are entitled to include their shares in the registration. Subject to certain exceptions, the Company and the underwriters may limit the number of shares of Rights Holders that are included in the underwritten offering if the underwriters believe that including these shares would adversely affect the offering.

Expiration of Registration Rights.

The registration rights granted under the Investors’ Rights Agreement will terminate upon NPS Corp’s liquidation or dissolution, including a Liquidation Event (as such term is defined in NPS Corp’s Articles of Incorporation).

Item 1.02. Termination of Material Definitive Agreement

On April 16, 2014, in connection with the transactions described under Item 2.01 below, Wind Power Holdings, Inc. and certain security holders of Wind Power Holdings, Inc. terminated that certain Fourth Amended and Restated Voting Agreement (the “Voting Agreement”) made and entered into as of August 30, 2013 by and between Wind Power Holdings, Inc. and such security holders. The Voting Agreement provided for certain board representation rights, a drag-along right, as well as a right of first refusal and co-sale right in the event that stockholders proposed to transfer shares of capital stock of Wind Power Holdings, Inc., while the agreement was still in effect. The Voting Agreement was previously filed as Exhibit 4.3 to Wind Power Holdings, Inc.’s Registration Statement on Form 10, filed with the Securities and Exchange Commission (the “Commission”) on February 2, 2014.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 16, 2014, the merger (the “Merger”) contemplated by that certain Merger Agreement and Plan of Reorganization, dated as of March 31, 2014 (the “Merger Agreement”), by and among Mira III Acquisition Corp. (“Mira III”), Wind Power Holdings, Inc. (“WPHI”), Mira Subco Inc., and Mira Subco LLC was consummated. Upon the filing of Certificates of Merger with the Secretary of State of the State of Delaware on April 16, 2014 (the “Effective Time”), (i) Mira Subco Inc., a wholly-owned subsidiary of Mira III, merged with and into WPHI, with WPHI as the surviving corporation, and (ii) Wind Power Holdings, Inc. merged with and into Mira Subco LLC, a wholly-owned subsidiary of Mira III, with Mira Subco LLC as the surviving entity, as part of an integrated transaction. In connection with the consummation of the Merger, Mira III changed its name to Northern Power Systems Corp. Also in connection with the Merger, WPHI completed a private placement (the “Private Placement”) of 6,125,000 subscription receipts (the “Subscription Receipts”) on March 17, 2014 for aggregate gross proceeds of CDN$24,500,000 at a price of CDN$4.00 per Subscription Receipt. Immediately prior to the Effective Time, (i) each Subscription Receipt converted into one share of WPHI common stock (a “WPHI Share”), after the consolidation of WPHI Shares on the basis of one-post consolidated WPHI Share for every 1.557612 pre-consolidated WPHI Shares (the “WPHI Consolidation”) (and ultimately entitling the holder thereof to acquire one NPS Corp Voting Common Share (as such term is defined under Item 3.03 below)), and (ii) all of WPHI’s outstanding senior secured convertible notes automatically converted into an aggregate of 3,384,755 WPHI Shares.

At the Effective Time: (a) all of the issued and outstanding WPHI Shares held by U.S. residents who are accredited investors were transferred to NPS Corp in exchange for NPS Corp Restricted Voting Common Shares (as such term is defined under Item 3.03 below) and NPS Corp Voting Common Shares on the basis of 0.72742473 NPS Corp Restricted Voting Common Shares and 0.27257527 NPS Corp Voting Common Shares for every one WPHI Share (the “Exchange Ratio”); (b) all of the issued and outstanding WPHI Shares held by all other WPHI shareholders were transferred to NPS Corp in exchange for NPS Corp Voting Common Shares on the basis of one NPS Corp Voting Common Share for each such WPHI Share; and (c) each holder of an option to purchase WPHI Shares (a “WPHI Option”) outstanding immediately before the completion of the Merger exchanged each such WPHI Option for an option to purchase NPS Corp Voting Common Shares (an “NPS Corp Option”) with such NPS Corp Option having substantially the same terms as the WPHI Option being exchanged, and each such WPHI Option was cancelled. The exercise price for each NPS Corp Voting Common Share underlying the NPS Corp Option is equal to the exercise price per WPHI Share under the WPHI Option in effect immediately prior to the completion of the Merger on a post-WPHI Consolidation basis.

As a result of the completion of the transactions contemplated by the Merger Agreement, there are 22,709,317 NPS Corp Shares issued and outstanding, comprised of 11,447,610 NPS Corp Voting Common Shares and 11,261,707 NPS Corp Restricted Voting Common Shares. Former security holders of WPHI (not including the purchasers of Subscription Receipts) hold 16,224,942 NPS Corp Shares, comprising approximately 4,963,235 NPS Corp Voting Common Shares and 11,261,707 NPS Corp Restricted Voting Common Shares. Former shareholders of Mira III hold 359,375 NPS Corp Voting Common Shares. Purchasers of the Subscription Receipts hold 6,125,000 NPS Corp Voting Common Shares.

In connection with the Merger, the NPS Corp Voting Common Shares were approved for listing on the Toronto Stock Exchange (the “TSX”). Trading of such shares under the symbol “NPS” commenced on April 22, 2014.

The four largest former shareholders of WPHI, each represented on the board of directors of NPS Corp, have entered into lock-up agreements which prohibit any sales or transfers of NPS Corp Shares for a twelve-month period following the closing of the Merger. These shareholders will be permitted to sell up to 10% of their locked-up shares after six months following the closing of the Merger, and may sell any portion of the remaining 90% of their shares with the consent of Beacon Securities Limited, which was the principal placement agent for the Private Placement. The Company’s executive officers, other directors and each shareholder who is a party to the Investors’ Rights Agreement have entered into a similar lock-up agreement under which they are prohibited from selling or transferring any of their NPS Corp shares during the three-month period following the closing of the Merger. These shareholders likewise have the right to sell up to 10% of their shares during the lock-up period. After the three-month lock-up period expires, these shareholders will be able to freely trade their NPS Corp shares on the TSX.

Purchasers of Subscription Receipts in the Private Placement and former shareholders of Mira III are not subject to a lock-up period, and are permitted to trade their shares without restriction on the TSX.

The foregoing is only a brief description of the Merger, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is incorporated by reference from Exhibit 10.9 to Amendment No. 2 to WPHI’s Registration Statement on Form 10, filed with the Commission on April 14, 2014.

In accordance with Canadian National Policy 46-201, certain shareholders of NPS Corp (the “Principals”) have entered into an escrow agreement dated April 16, 2014 (the “Escrow Agreement”) with NPS Corp and Equity Financial Trust

Company as escrow agent (the “Escrow Agent”). Pursuant to the Escrow Agreement, the Principals have agreed to deposit in escrow their NPS Corp securities (the “Escrowed Securities”) with the Escrow Agent. The Escrowed Securities will be released from escrow as to 25% upon the listing of the NPS Corp Voting Common Shares on the TSX (which occurred on April 22, 2014) and then in equal tranches at six-month intervals over the 18 months following the listing. The Escrowed Securities may not be transferred or otherwise dealt with during the term of the Escrow Agreement unless the transfers or dealings within escrow are: (i) transfers to existing or, upon their appointment, incoming directors or senior officers of NPS Corp or of a material operating subsidiary, with approval of NPS Corp’s Board of Directors; (ii) transfers to a person or company that before the proposed transfer holds more than 20% of NPS Corp’s outstanding voting shares, or to a person or company that after the proposed transfer will hold more than 10% of NPS Corp’s outstanding voting shares and has the right to elect or appoint one or more directors or senior officers of NPS Corp or any material operating subsidiary; (iii) transfers to certain plans or funds established for the benefit of the transferor or his or her spouse, children or parents; (iv) transfers upon bankruptcy to the trustee in bankruptcy or another person or company entitled to the escrow securities on bankruptcy; (v) pledges to a financial institution as collateral for a bona fide loan, provided that upon a realization the securities remain subject to escrow; and (vi) tenders of escrowed securities in a business combination, provided that, if the tenderer is a Principal of the successor corporation upon completion of the business combination, securities received in exchange for tendered escrowed securities are substituted in escrow on the basis of the successor corporation’s escrow classification. The foregoing is only a brief description of the Escrow Agreement, does not purport to be complete and is qualified in its entirety by reference to the Escrow Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The Private Placement of Subscription Receipts described under Item 2.01 above was conducted by a syndicate of agents led by Beacon Securities Limited, and including Cormark Securities Inc. and Canaccord Genuity Corp. (collectively, the “Agents”). Pursuant to the Private Placement, Wind Power issued 6,125,000 Subscription Receipts at a price of CDN$4.00 per Subscription Receipt for total gross proceeds of CDN$24,500,000. Each Subscription Receipt was exchanged for one common share of WPHI, which common shares were then exchanged for NPS Corp Voting Common Shares on a one for one basis pursuant to the Merger Agreement.

The Agents received a cash commission equal to 6% of the gross proceeds of the Private Placement and options to purchase 367,500 common shares of Wind Power at an exercise price of CDN$4.00 (the “Agents’ Options”). The cash commission totaled CDN$1,470,000. The Agents’ Options are exercisable until March 17, 2016. Pursuant to the Merger Agreement, the Agents’ Options were exchanged for options to purchase NPS Corp Voting Common Shares on the same terms as those contained in the Agents’ Options.

Item 3.03. Material Modification to Rights of Security Holders.

The Articles of Incorporation of NPS Corp were amended on April 14, 2014 to change the name of the Company from “Mira III Acquisition Corp.” to “Northern Power Systems Corp.” and to create a new class of common shares titled class B restricted voting shares.

The authorized capital of NPS Corp consists of an unlimited number of voting common shares in the capital of NPS Corp (the “NPS Corp Voting Common Shares”) and an unlimited number of class B restricted voting shares in the capital of NPS Corp (the “NPS Corp Restricted Voting Common Shares”).

NPS Corp Voting Common Shares

The holders of NPS Corp Voting Common Shares, including those issued pursuant to the Merger, are entitled to receive notice of and to attend all meetings of the shareholders of NPS Corp and to one vote per share at meetings of the shareholders of NPS Corp. Except as otherwise set out below or as required by law, holders of NPS Corp Voting Common Shares and NPS Corp Restricted Voting Common Shares shall vote as one class at all meetings of shareholders of NPS Corp. The holders of NPS Corp Voting Common Shares will also be entitled to receive dividends as and when declared by the board of directors of NPS Corp on the NPS Corp Voting Common Shares as a class, provided that no dividend may be declared or paid in respect of NPS Corp Voting Common Shares unless concurrently therewith the same dividend is declared or paid on the NPS Corp Restricted Voting Common Shares. The holders of the NPS Corp Voting Common Shares shall be entitled, in the event of any liquidation, dissolution or winding up, whether voluntary or involuntary, or any other distribution of assets among NPS Corp’s shareholders for the purpose of winding up its affairs, (collectively, a “Liquidation Event”) to share ratably, together with the holders of NPS Corp Restricted Voting Common Shares in such assets of NPS Corp as are available for distribution. All NPS Corp Voting Common Shares outstanding are fully paid and non-assessable and not subject to any pre-emptive rights, conversion or exchange rights, redemption, retraction or surrender provisions, sinking or purchase fund provisions, provisions permitting or restricting the issuance of additional securities or provisions requiring a shareholder to contribute additional capital. The NPS Corp Voting Common Shares shall not be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the NPS Corp Restricted Voting Common Shares are adjusted proportionately.

NPS Corp Restricted Voting Common Shares

The holders of the NPS Corp Restricted Voting Common Shares, including those issued pursuant to the Merger, are entitled to receive notice of and to attend all meetings of the shareholders of NPS Corp and to one vote per share at any meeting of the shareholders of NPS Corp provided that the holders of the NPS Corp Restricted Voting Common Shares shall not be entitled to vote for the election or removal of the directors of NPS Corp. Except as otherwise described herein or as required by law, holders of NPS Corp Voting Common Shares and NPS Corp Restricted Voting Common Shares shall vote as one class at all meetings of shareholders of NPS Corp. The holders of NPS Corp Restricted Voting Common Shares will also be entitled to receive dividends as and when declared by the board of directors on NPS Corp Restricted Voting Common Shares as a class, provided that no dividend may be declared or paid in respect of NPS Corp Restricted Voting Common Shares unless concurrently therewith the same dividend is declared or paid on the NPS Corp Voting Common Shares. The holders of NPS Corp Restricted Voting Common Shares shall be entitled, in the event of any Liquidation Event to share ratably, together with the holders of the NPS Corp Voting Common Shares in such assets of NPS Corp as are available for distribution. No NPS Corp Restricted Voting Common Share shall be transferred by any holder thereof pursuant to an Exclusionary Offer unless concurrently with such an offer, an offer to acquire the NPS Corp Voting Common Shares is made that is identical to the Exclusionary Offer in terms of price per share, percentage of outstanding shares to be taken up (excluding those held by the offeror) and in all other material respects. For these purposes, an “Exclusionary Offer” means an offer to purchase NPS Corp Restricted Voting Common Shares which must be made by reason of applicable securities legislation or the rules or policies of a stock exchange to all or substantially all of the holders of the NPS Corp Restricted Voting Common Shares.

Each NPS Corp Restricted Voting Common Share shall be convertible into one NPS Corp Voting Common Share, without payment of additional consideration, at the option of the holder thereof as follows: (a) on and after July 15, 2014; (b) prior to July 15, 2014, at any time that will not result in NPS Corp becoming a “Domestic Issuer” as defined in Rule 902(e) of Regulation S under the 1933 Act; or (c) if there is an offer to purchase NPS Corp Voting Common Shares which must be made by reason of applicable securities legislation or the rules or policies of a stock exchange to all or substantially all of the holders of NPS Corp Voting Common Shares any of whom are in, or whose last address as shown on the books of the corporation is in, a province or territory of Canada to which the relevant requirement applies. In addition, each NPS Corp Restricted Voting Common Share may be converted into one NPS Corp Voting Common Share at any time and from time to time at the option of NPS Corp upon notice to the holder thereof.

All NPS Corp Restricted Voting Common Shares outstanding are fully paid and non-assessable and not subject to any pre-emptive rights, retraction or surrender provisions, sinking or purchase fund provisions, provisions permitting or restricting the issuance of additional securities or provisions requiring a shareholder to contribute additional capital. The NPS Corp Restricted Voting Common Shares shall not be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the NPS Corp Voting Common Shares are adjusted proportionately.

The foregoing is only a brief description of NPS Corp’s amended Articles of Incorporation, does not purport to be complete and is qualified in its entirety by reference to the Articles of Incorporation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors and Certain Officers

Pursuant to the terms of the Merger Agreement, effective upon consummation of the Merger on April 16, 2014, Kevin Taylor resigned as Mira III’s Chief Executive Officer and Chief Financial Officer, Ronald Schmeichel resigned as Mira III’s President and Secretary, and Mr. Schmeichel and Lee Pettigrew each resigned as a member of Mira III’s board of directors. Kevin Taylor did not resign from Mira III’s board of directors and remains a member of the NPS Corp board of directors following consummation of the Merger.

Appointment of Certain Officers

Effective upon consummation of the Merger on April 16, 2014, Troy C. Patton was appointed Chief Executive Officer, Ciel R. Caldwell was appointed Chief Financial Officer, Jonathan Lynch was appointed Chief Technology Officer, and Elliot J. Mark was appointed Vice President, General Counsel and Secretary of the Company.

The following is a brief biographical summary for each of Mr. Patton, Ms. Caldwell, Mr. Lynch and Mr. Mark:

Troy C. Patton (Age 45): Troy C. Patton was named WPHI’s Chief Executive Officer in April 2012. He joined WPHI in April of 2009 as President of the Utility Wind business. During that time, he led WPHI’s successful development of the NPS 2.3MW permanent magnet direct drive wind turbine. Mr. Patton has more than 20 years of experience in the power generation industry. Prior to joining WPHI, he was Senior Vice President of engineering and products at Vestas Wind Systems. Before that role, Mr. Patton served in numerous technical and leadership roles at General Electric’s (NYSE: GE) Gas Turbine and Wind Turbine businesses, and helped facilitate GE’s integration of Enron’s wind energy business in 2003. Earlier in his career, he served as a load dispatcher and engineer on a United States aircraft carrier and United States nuclear submarine, respectively. Mr. Patton received a Bachelor’s Degree in Aerospace and Ocean Engineering from Virginia Tech and a Masters of Business Administration from Clemson University.

Ciel R. Caldwell (Age 41): Ciel R. Caldwell was named WPHI’s Chief Financial Officer in February 2013. Ms. Caldwell joined WPHI in February of 2011 as Vice President and Corporate Controller. From October 2008 to May 2010, she was the Vice President, Corporate Finance of Vistaprint, N.V. (NASDAQ: VPRT), an online marketing solutions retailer. Prior to that, Ms. Caldwell served in various senior financial leadership positions at 3Com Corporation, a global provider of enterprise networking and security solutions, from 2003 to October 2008, including Vice President and Assistant Controller, Senior Director Corporate Accounting, and Director of Investor Relations. Prior to 3Com, she held senior financial positions at Level 3 Communications, and began her career at PricewaterhouseCoopers. Ms. Caldwell is a CPA and earned her Bachelor of Science from Babson College with a major in Accounting.

Jonathan A. Lynch (Age 57): Jonathan A. Lynch joined WPHI in September 1980 and has taken an active role in all aspects of power system design including mechanical, electrical, and control subsystems, and has a strong knowledge of high reliability, hybrid power systems, distributed generation technology, and wind turbine design. Mr. Lynch has led the development of all aspects of WPHI’s current technology portfolio. He has directed numerous R&D programs funded by agencies such as National Renewable Energy Laboratory, National Science Foundation, and NASA. Prior to joining WPHI, Mr. Lynch was employed as a design engineer at Carrier Corporation, modeling and designing high-performance refrigeration systems for transportation applications. Mr. Lynch graduated with honors from Stevens Institute of Technology with a Bachelor of Science, Mechanical Engineering degree.

Elliot J. Mark (Age 48): Elliot J. Mark joined WPHI in September 2010 as Vice President and General Counsel. Mr. Mark was named Secretary in August 2011. From May 2009 to February 2010, Mr. Mark served as General Counsel to Gomez, Inc., a website monitoring company. Prior to Gomez, Mr. Mark was Senior Vice President, General Counsel and Secretary at Salary.com, Inc. (NASDAQ: SLRY), a human capital management company, from October 2006 to January 2009. From September 2003 to September 2006, Mr. Mark was Senior Vice President and General Counsel of Viisage Technology, Inc. (NASDAQ: VISG), an identity technology company. Mr. Mark previously was General Counsel of eRoom Technology, Inc., and was Associate General Counsel of Arthur D. Little, Inc. and Molten Metal Technology, Inc. (NASDAQ: MLTN). Mr. Mark holds a Bachelor of Arts degree in Government from Wesleyan University and a Juris Doctor from the Georgetown University Law Center.

Prior to the consummation of the Merger, Mira III adopted the Northern Power Systems Corp 2014 Stock Option and Incentive Plan. Upon the closing of the Merger, each holder of a WPHI Option outstanding immediately before the completion of the Merger, including the officers named above, exchanged each such WPHI Option for an NPS Corp

Option, with such NPS Corp Option having substantially the same terms as the WPHI Option being exchanged, and each such WPHI Option was cancelled. The exercise price for each NPS Corp Voting Common Share underlying the NPS Corp Option is equal to the exercise price per WPHI Share under the WPHI Option in effect immediately prior to the completion of the Merger on a post-WPHI Consolidation basis.

Election of New Directors

Effective upon consummation of the Merger on April 16, 2014, the following individuals were elected to the Company’s board of directors: Marcus D. Baker, Alexander Ellis III, Richard N. Hokin, William F. Leimkuhler, Robert Lentz, Troy C. Patton, Kevin Taylor and John Simon.

The executive committee of the board of directors is comprised of Mr. Simon, as chair, Mr. Ellis, Mr. Baker and Mr. Patton; the audit committee of the board of directors is comprised of Mr. Lentz, as chair, Mr. Baker and Mr. Leimkuhler; and the compensation and governance committee of the board of directors is comprised of Mr. Leimkuhler as chair, Mr. Ellis and Mr. Simon.

Item 8.01. Other Events.

Successor Issuer

In connection with the Merger and by operation of Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), NPS Corp the successor issuer to WPHI and has succeeded to the attributes of WPHI as the registrant, including WPHI’s Commission file number. The Company’s common shares are deemed to be registered under Section 12(g) of the Exchange Act, and the Company is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and will hereafter file reports and other information with the Commission using WPHI’s Commission file number (001-36317). The Company hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act.

The Company’s voting common shares are listed on the TSX and trade under the symbol “NPS”. The CUSIP number for the Company’s voting common shares is 66561Y 10 7.

Item 9.01. Financial Statements and Exhibits.

Financial statements of businesses acquired

The financial statements of Wind Power Holdings, Inc. as the business acquired are incorporated by reference to the following:

•	The audited consolidated financial statements of Wind Power Holdings, Inc. for the fiscal year ended December 31, 2013 and 2012 contained on pages F-1 through F-37 of WPHI’s registration statement on Form10 filed with the SEC on April 14, 2014.

Pro forma financial information

The pro-forma financial statements of Northern Power Systems Corp. as the business after acquisition are incorporated by reference to Exhibit 13.1 to this Current Report on Form 8-K.

Exhibits

Exhibit Number	Description

2.1^	Merger Agreement by and between Wind Power Holdings, Inc., Mira III Acquisition Corp (now known as Northern Power Systems, Corp), Mira Subco, Inc and Mira Subco, LLC dated as of March 3, 2014.

3.1*	Articles of Incorporation of Northern Power Systems Corp. dated April 14, 2014.

10.1*	Fifth Amended and Restated Investors’ Rights Agreement by and between Wind Power Holdings, Inc. and certain of its stockholders dated as of April 14, 2014.

10.2*	Northern Power Systems Corp. 2014 Stock Option and Incentive Plan.

10.3*	Northern Power Systems Corp. 2014 Stock Option and Incentive Plan Form of Non-Qualified Stock Option Grant.

10.4*	Escrow Agreement made and entered into as of April 16, 2014, by and among Northern Power Systems Corp., Equity Financial Trust Company, as escrow agent, and the shareholders named therein.

13.1*	Pro Forma Financial Statements of Northern Power Systems Corp. as of December 31, 2013.

^	Incorporated by reference from Amendment No.2 to the Registrant’s Registration Statement on Form 10 filed April 14, 2014.
*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN POWER SYSTEMS, CORP

By:	/s/ Elliot J. Mark
	Name:	Elliot J. Mark
	Title:	Vice President and General Counsel

April 23, 2014